Exhibit 99.1

Worldwide Headquarters	Steven Brazones
1200 Willow Lake Boulevard	Investor Relations Contact
St. Paul, Minnesota 55110-5101	651-236-5158

NEWS	For Immediate Release	June 23, 2009

H.B. Fuller Reports Second Quarter 2009 Results

Controllable Items Managed, End-Market Demand Still Challenged

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the second quarter that ended May 30, 2009.

Second Quarter 2009 Highlights Included:

•	Gross margin expanded by approximately 300 basis points both year-over-year and sequentially primarily due to lower raw material costs.

•	Selling, General, and Administrative (SG&A) expenses were slightly down versus the year-ago period and sequentially.

•	Operating margin[1] increased both year-over-year and sequentially, despite the ongoing challenges in this business environment.

•	Cash flow from operations increased $54 million versus the first quarter, on improved profitability and reductions in inventory, leading to a $55 million reduction in net debt.

Second Quarter 2009 Results:

Net income for the second quarter of 2009 was $17.6 million, or $0.36 per diluted share, versus $21.4 million, or $0.41 per diluted share, in last year’s second quarter. Last year’s second quarter included two one-time charges in the company’s North America segment. These charges totaled $2.7 million on a pre-tax basis or $0.03 per diluted share.

Net revenue for the second quarter of 2009 was $299.2 million, down 16.1 percent versus the second quarter of 2008. Higher average selling prices and acquisitions positively impacted net revenue growth by 5.0 and 0.6 percentage points, respectively. Lower volume and unfavorable foreign currency translation adversely impacted net revenue growth by 15.1 and 6.6 percentage points, respectively (see table below).

The global economic recession continued to negatively impact the Company’s financial performance versus the prior year. Although gross margin recovered during the second quarter, primarily due to lower raw material costs, the effect of lower volumes led to a decline in gross profit dollars of $5.8 million year-over-year. The Company’s SG&A expenses were down slightly from last year but not enough to offset the drop in gross profit, resulting in lower operating income2 and EPS year-over-year.

On a sequential basis, net revenue increased due to normal seasonal factors, pricing was relatively stable, and raw material costs were reduced. This led to a significant improvement in gross profit, with gross margin expanding 300 basis points and gross profit dollars increasing nearly 20 percent over the first quarter. Combined with slightly lower SG&A expenses, operating margin1 more than doubled to 9.3 percent from 4.4 percent in the first quarter.

“We achieved a significant improvement in financial performance sequentially and actually exceeded the operating margin1 of the same period last year, notwithstanding the extremely difficult demand environment we endured during the second quarter,” said Michele Volpi, H.B. Fuller president and chief executive officer. “Our efforts to maintain pricing discipline in this environment while continuing to add value to our customers, together with the success we realized in managing our raw material costs and driving efficiencies in our plants, helped us to mitigate the impact of sharply lower end-market demand.”

Balance Sheet and Cash Flow:

At the end of the second quarter of 2009 total cash was $116 million and total debt was $233 million, compared to first quarter levels of $70 million and $242 million, respectively. Consequently, net debt declined nearly $55 million on a sequential basis. Cash flow from operations was $56 million in the second quarter compared to $28 million in the second quarter of 2008 and $2 million in the first quarter of 2009. The sequential improvement in cash flow was driven primarily by improved profitability and significant reductions in inventory.

Year-To-Date:

Net Income for the first half of 2009 was $23.7 million, or $0.48 per diluted share, versus $39.6 million, or $0.72 per diluted share, in the first half of last year.

Net Revenue for the first half of 2009 was $577.8 million, down 15.0 percent versus the first half of 2008. Higher average selling prices and acquisitions positively impacted net revenue growth by 5.7 and 0.5 percentage points, respectively. Lower volume and unfavorable foreign currency translation adversely impacted net revenue growth by 15.3 and 5.9 percentage points, respectively. Consequently, organic sales declined by 9.6 percent year-over-year in the first half of 2009.

Second Half Outlook:

“We are pleased with our first half performance and grateful to our associates, especially in light of the external economic challenges we have faced. We expect these external challenges to persist through the remainder of our fiscal year and, therefore, we expect our net revenue to decline 10 to 12 percent for the full year, in-line with our prior guidance. This outlook is based upon our expectation for a gradual improvement in the second half of the year resulting from both an end to the inventory de-stocking cycle and the benefit of new business already landed with key customers,” commented Volpi. “From a profitability perspective, we were able to restore our gross margin in the second quarter to a more appropriate level. For the second half of the year, we will strive to maintain our gross margin at this level while we invest in additional resources to accelerate growth and position ourselves for the long term.”

Conference Call:

The Company will host an investor conference call to discuss second quarter 2009 results on Wednesday, June 24, 2009 at 9:30 a.m. central time (10:30 a.m. eastern time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the investor relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding operating income, operating margin, and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

H.B. Fuller Company is a leading worldwide manufacturer and marketer of adhesives, sealants, paints and other specialty chemical products, with fiscal 2008 net revenue of $1.4 billion. Its common stock is traded on the New York Stock Exchange under the symbol FUL. For more information, please visit the website at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filing of April 3, 2009 and 10-K filing of January 28, 2009. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended May 30, 2009	13 Weeks Ended May 31, 2008
Net revenue	$299,193	$356,765
Cost of sales	(209,785)	(261,542)

Gross profit	89,408	95,223

Selling, general and administrative expenses	(61,516)	(62,795)
Other income (expense), net	(1,293)	844
Interest expense	(2,188)	(3,942)

Income before income taxes, minority interests and income from equity investments	24,411	29,330

Income taxes	(8,054)	(8,343)

Minority interests in loss of subsidiaries	95	28

Income from equity investments	1,106	351

Net Income	$17,558	$21,366

Basic income per common share	$0.36	$0.42

Diluted income per common share	$0.36	$0.41

Weighted-average common shares outstanding:
Basic	48,305	51,047
Diluted	48,927	51,819

Dividends declared per common share	$0.0680	$0.0660

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	May 30, 2009	November 29, 2008	May 31, 2008
Cash & cash equivalents	$116,104	$80,370	$212,478
Inventory	117,816	143,158	147,605
Trade accounts receivable, net	186,851	205,716	215,531
Trade accounts payable	86,959	132,937	133,923
Total assets	1,091,896	1,081,328	1,350,572
Total debt	233,020	240,134	347,830

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement

	13 Weeks Ended May 30, 2009	13 Weeks Ended May 31, 2008
Net revenue	100.0%	100.0%
Cost of sales	(70.1)%	(73.3)%

Gross profit	29.9%	26.7%

Selling, general and administrative expenses	(20.6)%	(17.6)%
Other income (expense), net	(0.4)%	0.2%
Interest expense	(0.7)%	(1.1)%

Income before income taxes, minority interests and income from equity investments	8.2%	8.2%

Income taxes	(2.7)%	(2.3)%

Minority interests in loss of subsidiaries	0.0%	0.0%

Income from equity investments	0.4%	0.1%

Net Income	5.9%	6.0%

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	26 Weeks Ended May 30, 2009	26 Weeks Ended May 31, 2008
Net revenue	$577,757	$679,413
Cost of sales	(413,350)	(492,673)

Gross profit	164,407	186,740

Selling, general and administrative expenses	(124,122)	(127,792)
Goodwill impairment charges	(790)	—
Other income (expense), net	(2,345)	2,113
Interest expense	(4,586)	(6,870)

Income before income taxes, minority interests and income from equity investments	32,564	54,191

Income taxes	(11,062)	(15,553)

Minority interests in loss of subsidiaries	105	111

Income from equity investments	2,067	830

Net Income	$23,674	$39,579

Basic income per common share	$0.49	$0.73

Diluted income per common share	$0.48	$0.72

Weighted-average common shares outstanding:
Basic	48,297	53,865
Diluted	48,926	54,655

Dividends declared per common share	$0.1340	$0.1305

H.B. FULLER COMPANY & SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

Common Size Income Statement

	26 Weeks Ended May 30, 2009	26 Weeks Ended May 31, 2008
Net revenue	100.0%	100.0%
Cost of sales	(71.5)%	(72.5)%

Gross profit	28.5%	27.5%

Selling, general and administrative expenses	(21.5)%	(18.8)%
Goodwill and other impairment charges	(0.1)%	0.0%
Other income (expense), net	(0.4)%	0.3%
Interest expense	(0.8)%	(1.0)%

Income before income taxes, minority interests and income from equity investments	5.6%	8.0%

Income taxes	(1.9)%	(2.3)%

Minority interests in loss of subsidiaries	0.0%	0.0%

Income from equity investments	0.4%	0.1%

Net Income	4.1%	5.8%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended May 30, 2009	13 Weeks Ended May 31, 2008
Net Revenue:
North America	$135,294	$154,708
EMEA	85,550	113,056
Latin America	50,524	54,648
Asia Pacific	27,825	34,353

Total H.B. Fuller	$299,193	$356,765

Operating Income[2] :
North America	$20,107	$16,417
EMEA	6,313	11,222
Latin America	1,970	1,956
Asia Pacific	(498)	2,833

Total H.B. Fuller	$27,892	$32,428

Depreciation Expense:
North America	$4,027	$4,181
EMEA	2,278	2,662
Latin America	1,189	1,194
Asia Pacific	494	614

Total H.B. Fuller	$7,988	$8,651

Amortization Expense:
North America	$2,246	$2,176
EMEA	582	541
Latin America	100	92
Asia Pacific	55	46

Total H.B. Fuller	$2,983	$2,855

EBITDA[3] :
North America	$26,380	$22,773
EMEA	9,173	14,425
Latin America	3,259	3,243
Asia Pacific	51	3,493

Total H.B. Fuller	$38,863	$43,934

Operating Margin[1] :
North America	14.9%	10.6%
EMEA	7.4%	9.9%
Latin America	3.9%	3.6%
Asia Pacific	(1.8)%	8.2%

Total H.B. Fuller	9.3%	9.1%

EBITDA Margin[3] :
North America	19.5%	14.7%
EMEA	10.7%	12.8%
Latin America	6.5%	5.9%
Asia Pacific	0.2%	10.2%

Total H.B. Fuller	13.0%	12.3%

Net Revenue Growth:
North America	(12.5)%
EMEA	(24.3)%
Latin America	(7.5)%
Asia Pacific	(19.0)%

Total H.B. Fuller	(16.1)%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	26 Weeks Ended May 30, 2009	26 Weeks Ended May 31, 2008
Net Revenue:
North America	$254,467	$288,980
EMEA	164,459	215,538
Latin America	105,867	111,607
Asia Pacific	52,964	63,288

Total H.B. Fuller	$577,757	$679,413

Operating Income[2] :
North America	$29,879	$30,324
EMEA	8,197	20,423
Latin America	2,834	3,698
Asia Pacific	(625)	4,503

Total H.B. Fuller	$40,285	$58,948

Depreciation Expense:
North America	$8,116	$8,449
EMEA	4,734	5,225
Latin America	2,381	2,394
Asia Pacific	1,019	1,215

Total H.B. Fuller	$16,250	$17,283

Amortization Expense:
North America	$4,484	$4,572
EMEA	1,132	1,065
Latin America	200	184
Asia Pacific	110	92

Total H.B. Fuller	$5,926	$5,913

EBITDA[3] :
North America	$42,479	$43,345
EMEA	14,063	26,713
Latin America	5,415	6,276
Asia Pacific	504	5,810

Total H.B. Fuller	$62,461	$82,144

Operating Margin[1] :
North America	11.7%	10.5%
EMEA	5.0%	9.5%
Latin America	2.7%	3.3%
Asia Pacific	(1.2)%	7.1%

Total H.B. Fuller	7.0%	8.7%

EBITDA Margin[3] :
North America	16.7%	15.0%
EMEA	8.6%	12.4%
Latin America	5.1%	5.6%
Asia Pacific	1.0%	9.2%

Total H.B. Fuller	10.8%	12.1%

Net Revenue Growth:
North America	(11.9)%
EMEA	(23.7)%
Latin America	(5.1)%
Asia Pacific	(16.3)%

Total H.B. Fuller	(15.0)%

H.B. FULLER COMPANY & SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

13 Weeks Ended May 30, 2009

	North America	EMEA	Latin America	Asia Pacific	Total HBF
Price	7.1%	1.2%	6.1%	6.0%	5.0%
Volume	(18.4)%	(12.6)%	(13.6)%	(11.0)%	(15.1)%

Organic Growth	(11.3)%	(11.4)%	(7.6)%	(4.9)%	(10.1)%

F/X	(1.2)%	(14.9)%	0.0%	(14.1)%	(6.6)%
Acquisition	0.0%	1.9%	0.0%	0.0%	0.6%

	(12.6)%	(24.3)%	(7.6)%	(19.0)%	(16.1)%

26 Weeks Ended May 30, 2009

	North America	EMEA	Latin America	Asia Pacific	Total HBF
Price	7.0%	3.1%	7.2%	5.9%	5.7%
Volume	(17.7)%	(15.6)%	(12.3)%	(8.9)%	(15.3)%

Organic Growth	(10.7)%	(12.5)%	(5.1)%	(3.0)%	(9.6)%

F/X	(1.3)%	(12.9)%	0.0%	(13.3)%	(5.9)%
Acquisition	0.0%	1.7%	0.0%	0.0%	0.5%

	(11.9)%	(23.7)%	(5.1)%	(16.3)%	(15.0)%

H.B. FULLER COMPANY & SUBSIDIARIES

REGULATION G RECONCILIATION

	13 Weeks Ended May 30, 2009	13 Weeks Ended February 28, 2009	13 Weeks Ended May 31, 2008
Net revenue	$299,193	$278,563	$356,765
Cost of sales	(209,785)	(203,564)	(261,542)

Gross profit	89,408	74,999	95,223

Selling, general and administrative expenses	(61,516)	(62,606)	(62,795)

Operating Income	27,892	12,393	32,428

Depreciation Expense	7,988	8,260	8,651
Amortization Expense	2,983	2,944	2,855

EBITDA	38,863	23,597	43,934

Operating Profit Margin [Operating Income/Net Revenue]	9.3%	4.4%	9.1%
EBITDA Margin [EBITDA/Net Revenue]	13.0%	8.5%	12.3%

[1]	Operating Margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue
[2]	Management evaluates the performance of each of the Company’s operating segments based on operating income, which is defined as gross profit less SG&A expense for the segments
[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense and defined on a segment basis as operating income, plus depreciation expense, plus amortization expense